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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 2003


                             CATHAY GENERAL BANCORP
             (Exact name of registrant as specified in its charter)

               Delaware                         0-18630                    95-4274680
    (State or other jurisdiction of     (Commission File Number)    (IRS Employer Identification
            incorporation) No.)

                777 North Broadway, Los Angeles, California       90012
                  (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code:  (213) 625-4700

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On November 10 ,2003, Cathay General Bancorp (the "Registrant") redeemed the entire $40,000,000 aggregate principal amount of 8.375% Subordinated Notes due 2007 (the "Notes") at a redemption price of 101% of the principal amount thereof, together with accrued interest thereon to said redemption date. The Notes were originally issued by GBC Bancorp ("GBC Bancorp") pursuant to the provisions of that certain Indenture dated as of July 30, 1997 (the "Indenture"), between GBC Bancorp and BNY Western Trust Company, as Trustee. The Registrant assumed GBC Bancorp's obligations under the Indenture and the Notes in connection with the merger of GBC Bancorp with and into the Registrant on October 20, 2003.

     From and after November 10, 2003, interest on the Notes has ceased to accrue, the Notes are deemed to be no longer outstanding, all rights with respect thereto, except as stated herein, have ceased, and the Notes will not be listed on the New York Stock Exchange. The Registrant has also filed a Form 15 with the Securities and Exchange Commission with respect to the Notes.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 14, 2003

                                       CATHAY GENERAL BANCORP


                                       By: /s/ Heng W. Chen
                                           ------------------------------
                                           Heng W. Chen
                                           Executive Vice President and Chief
                                             Financial Officer